================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): November 16, 1998



                                TECHNITROL, INC.
                                ----------------
             (Exact Name of registrant as specified in its charter)



          Pennsylvania                     1-5375              23-1292472
--------------------------------   ------------------------  -------------------
(State or other jurisdiction of    (Commission File Number)  (I.R.S. Employer
         incorporation)                                      Identification No.)



          1210 Northbrook Drive, Suite 385, Trevose, Pennsylvania 19053
          -------------------------------------------------------------
               (Address of principal executive offices)        (Zip Code)



       Registrant's telephone number, including area code: (215) 355-2900
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

     The undersigned registrant hereby amends the following items, financial statements and exhibits of its report on Form 8-K dated November 30, 1998, as set forth in the following pages:

     Item 7. Financial Statements and Exhibits

     Paragraphs (a) and (b) of Item 7 are amended in their entirety.

     Paragraph (c) is amended to add exhibit (23).


Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

     This Current Report on Form 8-K/A contains certain forward-looking statements regarding Technitrol, Inc. ("Technitrol" or the "Company") including statements regarding the acquisition of GTI Corporation ("GTI") and the impact of the acquisition on Technitrol and its financial condition and operating results. These statements are based on the Company's expectations, which are believed to be reasonable, but are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Such risks include, but are not limited to, the successful integration of GTI's operations into Technitrol facilities, the achievement of anticipated cost savings and synergies, the risks inherent in operating in developing countries, and the market conditions of those markets the Company sells product into, particularly the local area network market. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         (a)   Financial Statements of the Business Acquired             Page(s)
               ---------------------------------------------                   -

               Audited financial statements of GTI Corporation
               -----------------------------------------------

               Independent Auditors' Report                                 F-1

               Consolidated Statements of Operations for the years ended    F-2
                     December 31, 1997, 1996 and 1995

               Consolidated Balance Sheets as of December 31, 1997          F-3
                     and  1996

               Consolidated Statements of Stockholders' Equity for the      F-4
                     years ended December 31, 1997, 1996 and 1995

               Consolidated Statements of Cash Flows for the years ended    F-5
                     December 31, 1997, 1996 and 1995

               Notes to the Consolidated Financial Statements         F-6 -- F17

               Unaudited interim financial statements of GTI Corporation
               ---------------------------------------------------------

               Condensed Consolidated Statements of Operations for          F-18
                     the nine months ended September 26, 1998 and September 27, 1997

               Condensed Consolidated Balance Sheet as of                   F-19
                     September 26, 1998 and December 31, 1997

               Condensed Consolidated Statements of Cash Flows for          F-20
                     the nine months ended September 26, 1998 and September 27, 1997

               Notes to Condensed Consolidated Financial Statements    F-21--F22

         (b)   Unaudited Pro Forma Financial Information
               -----------------------------------------

               Pro Forma Condensed Combined Balance Sheet
                    as of September 30, 1998                                 5

               Pro Forma Condensed Combined Statements of  Operations
                    for the year ended December 31, 1997 and for
                    the nine months ended September 30, 1998                6-7

               Notes to Pro Forma Condensed Combined Financial
                    Statements                                              8-9

         (c)   Exhibits
               --------

               (2)  Agreement and Plan of Merger (previously filed).
               (23) Consent of Arthur Andersen LLP, dated
                    January 25, 1999

Unaudited Pro Forma Condensed Combined Financial Information
------------------------------------------------------------

     The following unaudited pro forma condensed combined financial information presents the Pro Forma Condensed Combined Balance Sheet as of September 30, 1998 of Technitrol, Inc. and Subsidiaries ("Technitrol" or the "Company") and of GTI Corporation ("GTI") giving effect to the acquisition of GTI as if the acquisition had been consummated on September 30, 1998. The Pro Forma Condensed Combined Statement of Operations is presented for the year ended December 31, 1997 and for the nine month period ended September 30, 1998 giving effect to the acquisition of GTI as if the acquisition had been consummated on January 1, 1997.

     The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of GTI after giving effect to the acquisition transaction under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to Pro Forma Condensed Combined Financial Statements. A preliminary allocation of purchase price to the assets acquired and liabilities assumed has been made using estimated fair values that include values based on independent appraisals and management estimates. These estimates are subject to adjustment to reflect actual amounts. Any subsequent adjustments are expected to occur by November 30, 1999 and are not expected to have a material impact on the Company's financial position.

     As the pro forma information is based on historical financial results and does not reflect any anticipated cost savings as a result of integrating GTI's operations into existing Technitrol facilities, management of the Company does not believe that the pro forma condensed combined financial information is indicative of the results that actually would have occurred if the acquisition had been consummated on the date indicated or which may be attained in the future. As reflected in the historical financial statements presented herein, GTI experienced significant financial difficulty prior to its acquisition by Technitrol and Technitrol plans to make significant changes in GTI's business and realize significant cost savings and synergies as a result of such changes. However, there can be no assurance regarding the extent of such changes, cost savings or any synergies that will ultimately occur. The pro forma information is provided for illustrative purposes only.

     The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements, and the accompanying notes thereto, of Technitrol and GTI. The historical financial statements and the accompanying notes of GTI as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997 and as of and for the nine month period ended September 26, 1998 and September 27, 1997 have been previously filed with the Securities and Exchange Commission and are included herein. The historical financial statements of Technitrol as of and for the year ended December 31, 1997 and as of and for the nine month period ended September 30, 1998 have been previously filed with the Securities and Exchange Commission.

                                                 Technitrol, Inc. and GTI Corporation
                                              Pro Forma Condensed Combined Balance Sheet
                                                          September 30, 1998
                                                              (Unaudited)
                                                       (In thousands of dollars)

                                                               Historical
                                                 Historical       GTI          Pro Forma
                                                 Technitrol     Note (1)      Adjustments    Note (2)    Pro Forma
                                                 ----------     --------      -----------    --------    ---------
Assets
Cash and equivalents                               $41,754        $7,259        $(13,710)       (a)       $35,303
Accounts receivable, net                            68,755         6,001                                   74,756
Inventories                                         62,897        10,868                                   73,765
Prepaid expenses and other current assets            5,965         5,023                                   10,988
                                                     -----       -------                                 --------
Current assets                                     179,371        29,151                                  194,812
Property, plant and equipment, net                  74,659        10,609             658        (b)        85,926
Deferred income taxes                                9,024             0           8,000        (c)        17,024
Excess of cost over net assets acquired, net
     and other assets                               36,000        19,490         (18,458)       (d)
                                                                                   3,421        (e)        40,453
                                                  --------       -------                                 --------
                                                  $299,054       $59,250                                 $338,215
                                                  ========       =======                                 ========

Liabilities and shareholders' equity
Notes payable and current installments of
     long-term debt                                 $5,526          $625                                   $6,151
Accounts payable and accrued expenses               89,693         7,755           5,000        (f)       102,448
                                                  --------       -------                                 --------
Current liabilities                                 95,219         8,380                                  108,599
Long-term debt, excluding current installments      28,884             0          20,000        (a)        48,884
Other long-term liabilities                          6,992         5,781                                   12,773
                                                  --------       -------                                 --------
                                                   131,095        14,161                                  170,256
Shareholders' equity                               167,959        45,089         (45,089)       (g)       167,959
                                                  --------       -------                                 --------
                                                  $299,054       $59,250                                 $338,215
                                                  ========       =======                                 ========

See accompanying Notes to Pro Forma Condensed Combined Financial Statements

                                                 Technitrol, Inc. and GTI Corporation
                                         Pro Forma Condensed Combined Statement of Operations
                                                     Year Ended December 31, 1997
                                                              (Unaudited)
                                               (In thousands, except earnings per share)

                                                        Historical
                                          Historical       GTI           Pro Forma                   Pro
                                          Technitrol     Note (1)       Adjustments      Note       Forma
                                          ----------     --------       -----------      ----       -----
Net sales                                  $397,067       $82,591                                  479,658
Cost of sales                               269,050        63,164               94         3       332,308
                                            -------        ------                                  -------
Gross profit                                128,017        19,427                                  147,350
Selling, general and administrative          82,264        21,742             (696)        4
     expenses                                                                 (277)        5
                                             ______        ______              230         6       103,263
                                                                                                   -------
Operating profit (loss)                      45,753        (2,315)                                  44,087
Other income(expense):
  Interest, net                                  82          (229)            (700)        7
                                                                            (1,200)        8        (2,047)
  Other, net                                    929          (589)                                     340
                                                ---         -----                                  -------
Earnings (loss) from continuing
     operations before income taxes
                                             46,764       (3,133)                                   42,380
Income taxes                                 17,678             0           (3,950)        9
                                                                              (698)       10        13,030
                                           --------       -------                                  -------
Net earnings (loss) from continuing
     operations                              29,086        (3,133)                                  29,350
                                           ========       =======                                  =======
Earnings per share from continuing
     operations:
        Basic                                 $1.81        $(0.38)                                   $1.82
                                           ========       =======                                  =======
        Diluted                               $1.80        $(0.38)                                   $1.82
                                           ========       =======                                  =======
Shares used in computing earnings
     per share:
        Basic                                16,093         8,973                                   16,093
        Diluted                              16,137         8,973                                   16,137

See accompanying Notes to Pro Forma Condensed Combined Financial Statements


                                                 Technitrol, Inc. and GTI Corporation
                                         Pro Forma Condensed Combined Statement of Operations
                                                 Nine Months Ended September 30, 1998
                                                              (Unaudited)
                                               (In thousands, except earnings per share)

                                                          Historical
                                           Historical         GTI         Pro Forma                   Pro
                                           Technitrol      Note (1)      Adjustments      Note       Forma
                                           ----------      --------      -----------      ----       -----
Net sales                                    $328,985       $34,466                                 $363,451
Costs of sales                                224,738        37,707            71           3        262,516
                                             --------        ------                                 --------
Gross Profit                                  104,247       (3,241)                                  100,935
  Selling, general and administrative          63,244        13,142          (522)          4
     expenses                                                                 170           6         76,034
                                             --------                                               --------
Operating Profit                               41,003      (16,383)                                   24,901
Other income(expense):
  Interest, net                                 (696)             0          (525)          7
                                                                             (900)          8         (2,121)
  Other, net                                    (106)       (1,103)         1,116          11            (93)
                                                -----       -------                                 --------
Earnings (loss) from continuing
     operations before income taxes
                                               40,201      (17,486)                                   22,687
Income taxes                                   14,968            78        (3,110)          9
                                                                             (133)         10         11,803
                                             --------       -------                                 --------
Net earnings (loss) from continuing
     operations                               $25,233      ($17,564)                                  $10,884
                                             ========       =======                                 ========
Earnings per share from continuing
     operations:
        Basic                                   $1.58       $(1.98)                                     $.68
                                                =====       =======                                 ========
        Diluted                                 $1.56       $(1.98)                                     $.67
                                                =====       =======                                 ========
Shares used in computing earnings per
     share:
        Basic                                  15,979         8,973                                   15,979
        Diluted                                16,201         8,973                                   16,201

See accompanying Notes to Pro Forma Condensed Combined Financial Statements

           Notes to Pro Forma Condensed Combined Financial Statements

(1) The historical financial information of GTI was derived from the audited financial statements of GTI for the year ended December 31, 1997 and the unaudited financial statements as of and for the nine months ended September 26, 1998.

Pro Forma Condensed Combined Balance Sheet
------------------------------------------

(2) The acquisition has been accounted for as a purchase business combination. Under purchase accounting, the total purchase price is allocated to the assets and liabilities of GTI based upon their respective fair values as of November 16, 1998. The purchase price was as follows:

      Cash paid for the outstanding stock of GTI ($3.10 per share for 8,973,475 common shares outstanding and $726.37 per
        share for 8,110 preferred shares outstanding)                $33,710,000
      Estimated transaction and related acquisition costs              2,000,000
                                                                     -----------
                                                                     $35,710,000
                                                                     ===========



Pro forma balance sheet adjustments consist of:

(a) cash paid for the GTI's shares outstanding ($13,710,000 in cash and $20,000,000 from available credit facilities),
(b) increase in the carrying value of property, plant and equipment to reflect fair market values based on independent appraisals,
(c) increase in deferred tax assets as a result of tax planning strategies available to Technitrol that were previously unavailable to GTI,
(d) elimination of GTI's pre-acquisition goodwill,
(e) goodwill as a result of the purchase of GTI by Technitrol assuming the transaction was consummated on September 30, 1998,
(f) accrual for estimated transaction costs, related acquisition costs and qualifying restructuring activities (accounted for in accordance with EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination"),
(g) elimination of the historical equity accounts of GTI.

The pro forma adjustments to the Condensed Combined Balance Sheet assume that the acquisition occurred on September 30, 1998. The purchase price includes estimated professional fees and other expenses associated with the transaction. The total purchase price will be adjusted as the actual expenses are determined; however, any such adjustments are not expected to be material to the financial position of the Company.

Pro Forma Condensed Combined Statements of Operations
-----------------------------------------------------

(3) Increase in depreciation expense as the result of valuing property, plant and equipment at fair value based on independent appraisals.

(4)  Elimination of the amortization of GTI's pre-acquisition goodwill.

(5) Elimination of the amortization of organization costs previously capitalized by GTI. GTI wrote-off the remaining balance of approximately $899,000 in the first quarter of 1998 as a cumulative effect of a change in accounting principle.

(6) Amortization of goodwill of $3,421,000 over a 15-year amortization period, or approximately $230,000 annually.

(7) Reduction of interest income as a result of using $13,710,000 of cash on-hand to fund the acquisition.

(8) Interest expense on $20,000,000 of long-term debt incurred to fund the acquisition.

(9) Income tax benefits on GTI losses that the combined entity would have realized.

(10) Income tax benefits related to the pro forma adjustments at the effective rate.

(11) Elimination of merger costs recorded by GTI during the nine-months ended September 30, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    TECHNITROL, INC.
                    -----------------
                    (Registrant)



                    /s/Albert Thorp, III
                    --------------------
                    Albert Thorp, III
                    Vice President - Finance, and Chief Financial Officer




                    /s/Drew A. Moyer
                    ----------------
                    Drew A. Moyer
                    Corporate Controller, Secretary and Chief Accounting Officer



Date:  January 28, 1999

Report of Independent Public Accountants



To the Stockholders and Board of Directors, GTI Corporation:

We have audited the accompanying consolidated balance sheets of GTI Corporation (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GTI Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                              ARTHUR ANDERSEN LLP


San Diego, California
February 25, 1998

                                GTI CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                YEAR ENDED DECEMBER 31,
                                                 ---------------------------------------------------
                                                   1997                1996                   1995
                                                 -------             --------               --------

Sales                                            $82,591             $ 92,533               $114,836
Cost of sales                                     63,164               75,350                 82,729
                                                 -------             --------               --------
Gross profit                                      19,427               17,183                 32,107
Operating expenses                                21,742               25,722                 25,382
                                                 -------             --------               --------
Operating profit (loss)                           (2,315)              (8,539)                 6,725
Other (income) expense, net
  Loss on sale of securities                         499                   --                     --
  Interest (income)                                 (308)                 (91)                   (93)
  Interest expense                                   537                  319                    342
  Other (income) expenses                             90                  (66)                  (220)
                                                 -------             --------               --------
Income (loss) from continuing
  operations before income taxes and
  minority interest                               (3,133)              (8,701)                 6,696
Provision (benefit) for income taxes                  --               (1,050)                   506
Minority interest in earnings of
  subsidiaries                                        --                   --                     66
                                                 -------             --------               --------
Income (loss) from continuing
  operations                                      (3,133)              (7,651)                 6,124
Loss from discontinued operations,
  net of income taxes of $0 and $515
  for 1996 and 1995, respectively                     --                2,998                  2,178
Loss on disposal of discontinued
  operations, net of income taxes                     --               10,822                  2,000
                                                 -------             --------               --------
Net income (loss)                                $(3,133)            $(21,471)              $  1,946
                                                 =======             ========               ========
NET INCOME (LOSS) PER SHARE OF
COMMON STOCK AND COMMON STOCK EQUIVALENTS:

            Basic EPS
- ------------------------------------------
Income (loss) from continuing operations         $ (0.38)            $  (0.88)              $   0.65
Loss from discontinued operations                     --                (0.33)                 (0.24)
Loss on disposal of discontinued
  operations                                          --                (1.21)                 (0.22)
                                                 -------             --------               --------
Net loss                                         $ (0.38)            $  (2.42)              $   0.19
                                                 =======             ========               ========
Weighted average number of common shares           8,973                8,973                  8,973
                                                 =======             ========               ========
          Diluted EPS
- ------------------------------------------
Income (loss) from continuing operations         $ (0.38)            $  (0.88)              $   0.56
Loss from discontinued operations                     --                (0.33)                 (0.20)
Loss on disposal of discontinued operations           --                (1.21)                 (0.18)
                                                 -------             --------               --------
Net loss                                         $ (0.38)            $  (2.42)              $   0.18
                                                 =======             ========               ========
Weighted average number of common shares
  and common stock equivalents                     8,973                8,973                 10,904
                                                 =======             ========               ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                GTI CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                  AS OF DECEMBER 31,
                                                                           ------------------------------
                                                                              1997                 1996
                                                                           ---------             --------
Current assets:
  Cash and cash equivalents                                                  $ 6,967               $ 3,219
  Accounts receivable, net of allowances of $339 and $201, respectively       12,061                11,502
  Inventories                                                                 21,794                18,551
  Income tax receivable                                                        2,926                 3,435
  Prepaid expenses and other                                                   2,786                 3,367
  Net assets of discontinued operations                                          290                11,637
                                                                             -------               -------
                                         Total current assets                 46,824                51,711
Property, plant and equipment, net                                            14,800                15,974
Goodwill, less accumulated amortization of $4,907 and $4,211,
  respectively, and other assets                                              21,330                23,839
                                                                             -------               -------
TOTAL ASSETS                                                                 $82,954               $91,524
                                                                             =======               =======
Current liabilities:
  Accounts payable, accrued and other liabilities                            $11,761               $17,298
  Short-term borrowings                                                            -                 4,900
  Current portion of long-term debt due to affiliate                           1,250                     -
                                                                             -------               -------
                                         Total current liabilities            13,011                22,198

Long-term debt due to affiliate, net of current portion                          625                     -
Deferred income taxes and other liabilities                                    5,553                 2,176

Stockholders' equity:
  Preferred stock, 1,000,000 shares authorized, first series,
    $35.00 cumulative convertible, 8,110 shares issued and outstanding         8,110                 8,110
  Common stock, par value $.04 per share, 12,000,000 shares authorized,
    8,973,475 shares issued and outstanding                                      359                   359
  Additional paid in capital                                                  44,082                44,082
  Retained earnings                                                           11,227                14,644
  Cumulative translation adjustment                                              (13)                  (45)
                                                                             -------               -------
                                         Total stockholders' equity           63,765                67,150
                                                                             -------               -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $82,954               $91,524
                                                                             =======               =======

  The accompanying notes are an integral part of these consolidated financial statements.

                                GTI CORPORATION
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      THREE YEARS ENDED DECEMBER 31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                 First Series                   Additional                               Cumulative        Total
                                   Preferred       Common        Paid-in       Retained      Treasury    Translation   Stockholders'
                                     Stock          Stock        Capital       Earnings        Stock     Adjustment       Equity
                                 ---------------------------------------------------------------------------------------------------

Balance, December 31, 1994           $8,110           $339       $34,567       $34,737       $(1,040)         $850         $77,563
Net income                                                                       1,946                                       1,946
Sale of 650,000 shares of Common
  Stock, of which 250,000
  shares were issued
  from Treasury Stock, in
  connection with the 72%
  acquisition of Promptus
  Communications, Inc.                                  16         8,655                        1,040                        9,711
Issuance of 114,125 shares of Common
  Stock under stock option plans                         4           860                                                       864
Preferred Stock dividend                                                          (284)                                       (284)
Cumulative translation gain on
  sale of assets of the E-Group                                                                               (835)           (835)
Translation adjustment                                                                                          30              30
                                 ---------------------------------------------------------------------------------------------------
Balance, December 31, 1995            8,110            359        44,082        36,399              -           45          88,995
Net loss                                                                       (21,471)                                    (21,471)
Preferred Stock dividend                                                          (284)                                       (284)
Translation adjustment                                                                                         (90)            (90)
                                 ---------------------------------------------------------------------------------------------------
Balance, December 31, 1996            8,110            359        44,082        14,644              -          (45)         67,150
Net loss                                                                        (3,133)                                     (3,133)
Preferred Stock dividend                                                          (284)                                       (284)
Translation adjustment                                                                                          32              32
                                 ---------------------------------------------------------------------------------------------------
Balance, December 31, 1997           $8,110           $359       $44,082       $11,227        $     -        $ (13)        $63,765
                                 ===================================================================================================

  The accompanying notes are an integral part of these consolidated financial statements.

                                GTI CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 Year Ended December 31,
                                                 --------------------------------------------------------
                                                   1997                    1996                    1995
                                                 ---------               --------                --------
Cash flows from operating activities:
  Net income (loss)                                $(3,133)              $(21,471)                $1,946
  Adjustments to reconcile net
  income (loss) to net cash provided
  (used) by continuing operations:
    Loss from discontinued operations                    -                  2,998                  2,178
    Loss on disposal of discontinued operations          -                 10,822                  2,000
    Depreciation and amortization                    5,608                  5,319                  4,757
    Loss on sale of securities                         499                      -                      -
    Minority interest in earnings  of subsidiary         -                      -                     66
    Loss on disposal of equipment                      202                      -                    201
    Deferred income taxes                              719                  1,289                 (1,945)
    Change in assets and  liabilities:
      Accounts receivable                             (559)                 7,954                   (680)
      Inventories                                   (3,243)                10,694                 (8,958)
      Income taxes receivable                          509                 (3,435)                     -
      Prepaid expenses and other                     2,115                 (1,231)                  (326)
      Accounts payable, accrued and other
        liabilities                                 (5,537)                (5,335)                 3,246
      Other non-current liabilities                  2,658                    223                    384
                                                    ------                 ------                -------
  Net cash provided (used) by                         (162)                 7,827                  2,869
   continuing operations
  Net operating cash used by  discontinued
   operations                                         (701)                (2,898)                (3,697)
                                                    ------                 ------                -------
Net cash provided (used) by operating
 activities                                           (863)                 4,929                   (828)
                                                    ------                 ------                -------
Cash flows from investing activities:
  Purchases of property, plant  and equipment       (3,661)                (6,060)                (4,509)
  Capital expenditures of discontinued
   operations                                           --                   (978)                (1,897)
  Purchase of Promptus, net of cash acquired            --                    --                 (19,089)
  Proceeds from disposal of  discontinued
   operations                                       11,549                  2,412                 11,750
                                                    ------                 ------                 ------
Net cash provided (used) by investing activities     7,888                 (4,626)               (13,745)
                                                    ------                 ------                -------
Cash flows from financing activities:
  Proceeds from (repayment of)
   credit facility, net                             (4,900)                   666                  2,579
  Proceeds from long-term debt due to affiliate,
   net of repayments                                 1,875                     --                     --
  Isssuance of common stock                             --                     --                 10,575
  Preferred stock cash dividend  paid                 (284)                  (213)                  (284)
                                                    ------                 ------                -------
Net cash provided (used) by financing activities    (3,309)                   453                 12,870
                                                    ------                 ------                -------
Net change in cumulative translation adjustment         32                    (90)                    30
                                                    ------                 ------                -------
Net increase (decrease) in cash and cash
 equivalents                                         3,748                    666                 (1,673)
Cash and cash equivalents - beginning of period      3,219                  2,553                  4,226
                                                    ------                 ------                -------
Cash and cash equivalents - end of period           $6,967                 $3,219                 $2,553
                                                    ======                 ======                =======

The accompanying notes are an integral part of these consolidated financial statements.

                                GTI CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The consolidated financial statements include the accounts of GTI Corporation and its majority-owned subsidiaries (collectively the Company). All significant intercompany transactions and balances have been eliminated.

Financial Statement Preparation - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities. Actual results could differ from management's estimates.

Cash Equivalents - Cash equivalents consist of short-term, highly liquid investments purchased with a maturity date of three months or less. Cash equivalents are stated at cost, which approximates market value.

Concentration of Credit Risk and Geographic Operations - The Company invests a portion of its excess cash in debt instruments of financial institutions with strong credit ratings and has established guidelines relative to diversification and maturities that maintain safety and liquidity. The Company has not experienced any significant losses on its cash equivalents. The Company sells its products to customers in diversified industries worldwide. The Company performs ongoing credit evaluations of its customers' financial condition and maintains allowances for potential credit losses. Actual losses have been within management's expectations. As of December 31, 1997, two large customers represented approximately 46% of the Company's net accounts receivable balance. A significant portion of the Company's manufacturing operations and its inventories are concentrated in the People's Republic of China (the "PRC") and, to a lesser extent, the Philippines.

Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market and include direct labor, materials, and manufacturing overhead.

Property, Plant, and Equipment - Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives of 7 to 25 years for buildings and improvements and 3 to 7 years for machinery, equipment, furniture, and fixtures. Expenditures for property additions together with major renewals and improvements are capitalized. Maintenance, repairs, and minor renewals and betterments are charged to expense.

Excess of Cost over Net Assets of Acquired Companies - The excess of acquisition cost over the fair value of net assets (goodwill) of Valor Electronics, Inc. ("Valor," the Company's primary operating subsidiary) is being amortized using the straight-line method over 35 years. The Company periodically re-evaluates the original assumptions and rationale utilized in the establishment of the carrying value and estimated life of this asset. Management believes that there has been no impairment of the goodwill as reflected in the Company's consolidated financial statements as of December 31, 1997. The Company is subject to technological changes, which could cause management to reassess its estimate of the realizability of goodwill and/or its amortization period. The determinants used for this evaluation include management's estimate of the asset's continuing ability to generate positive income from operations and positive cash flow in future periods as well as the strategic significance of the intangible asset to the Company's business objectives. Cost in excess of net assets of Valor, net of amortization, was $19,149 and $19,845 as of December 31, 1997 and 1996, respectively.

Income Taxes - The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach to account for income taxes. The Company provides deferred income taxes for temporary differences that will result in taxable or deductible amounts in future years based on the reporting of certain costs in different periods for financial statement and income tax purposes.

Foreign Currency Translation - Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at the exchange rate in effect at the balance sheet date, and revenue and expenses are translated at the average exchange rate for the period. Translation gains or losses of the Company's foreign subsidiaries are not included in net income but are reported as a separate component of stockholders' equity. The functional currency of those subsidiaries is the primary currency in which the subsidiary operates. Gains and losses on transactions in denominations other than the functional currency of the Company's foreign operations, while not material in amount, are included in the results of operations. Most of the Company's worldwide sales and inventory and equipment purchases are denominated in U.S. dollars, and most of the Company's cash is invested in U.S. dollars. As a result, the Company typically does not enter into foreign exchange transactions to hedge balance sheet and intercompany balances against movements in foreign exchange rates.

Net Income (Loss) Per Share of Common Stock - In 1997 the Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share," which sets forth the basis for the computation of "basic" earnings per share and "dilutive" earnings per share. Basic EPS excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the entity. Diluted EPS is computed on the basis of the weighted average shares of Common Stock outstanding plus common equivalent shares arising from the effect of cumulative convertible Preferred Stock, using the if-converted method, and dilutive stock options, using the treasury-stock method. All EPS amounts for prior years and quarters have been restated to conform to these new standards, and the effect of the restatement was not significant.

Recent Accounting Pronouncements - In 1997, the Financial Accounting Standards Board issued Statements No. 130 ("SFAS 130"), "Reporting Comprehensive Income" and No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and to display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 131 establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial statements. Both SFAS 130 and 131 are effective for fiscal years beginning after December 15, 1997.

NOTE 2: BUSINESS COMBINATION AND DISCONTINUED OPERATIONS

Promptus - In January 1995, the Company completed the acquisition of approximately 72% of the issued and outstanding capital stock of Promptus for approximately $19.1 million in cash, net of cash acquired. The acquisition was accounted for as a purchase and, accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair-market value. This allocation resulted in approximately $17.2 million of costs in excess of the net assets acquired, which was being amortized over 20 years.

In March 1997, Promptus entered into an agreement (the "NAC Transaction") to sell the net assets of its Network Access Card business ("NAC") for approximately $20,000, consisting of $14,500 in cash and 223,881 shares of VideoServer, Inc. Immediately after the closing of the NAC transaction, Promptus purchased 100% of the Promptus shares held by the Company and repaid certain indebtedness to the Company for an aggregate of approximately $11,600, net of certain transaction costs. The net proceeds to the Company at closing were $8,200 in cash and approximately 158,000 shares of common stock of VideoServer, Inc. resulting in a loss on disposal of approximately $10,800. As a result of this divestiture, the operations prior to closing and the loss on disposal of

Promptus are included within discontinued operations. In 1997, the Company incurred an additional $499 loss resulting from the decline in value of VideoServer from the date of closing to the date the Company was able to liquidate the VideoServer shares. This $499 loss was recorded in 1997 in continuing operations.

E-Group - In December 1995, the Company completed the divestiture of certain assets and liabilities of the E-Group for approximately $12,500, resulting in a gain of approximately $3,000, net of income taxes of $2,500. The Company received $11,750 in cash paid at the closing, $250 in escrow funds, and a $500 promissory note due in three years. The escrow funds will remain in escrow until June 1997, at which time, if no purchase price adjustment occurs, all escrow funds will be remitted to the Company.

Esco - In February 1996, the Company sold 100% of Esco's common stock in exchange for approximately $4,100, consisting of $2,200 in cash and a $1,900 promissory note due in equal installments over six years, resulting in a loss on disposal of approximately $5,000, net of income tax benefits of approximately $1,300. This loss was accrued in 1995.

The sales of the E-Group, Esco and Promptus were made pursuant to formal divestiture plans adopted by the Company's Board of Directors which required the plans to be carried out within one year. Accordingly, these businesses have been accounted as discontinued operations in accordance with Accounting Principles Board Opinion No. 30.

The operating results of the discontinued operations during the period of the Company's ownership are summarized as follows:


                                                1996                1995
                                              ----------------------------
      Sales                                   $ 17,735            $ 54,771
                                              ----------------------------
      Loss before tax provision
        and minority interest income            (3,530)             (2,209)
      Income tax provision                           -                 515
      Minority interest income                     532                 546
                                              ----------------------------
      Net loss                                $ (2,998)           $ (2,178)
                                              ============================
      Basic earnings (loss) per share         $  (0.33)           $  (0.24)
                                              ============================

Interest expense has been allocated to loss on discontinued operations for the year ended December 31, 1995 based upon specifically identified debt incurred in connection with the acquisition of Promptus. The amount of interest expense allocated was approximately $865.

NOTE 3:  SUPPLEMENTAL STATEMENTS OF CASH FLOW DISCLOSURE

Supplemental cash flow information are summarized as follows:


                                                             1997                  1996                 1995
                                                            ------                ------               -------
Interest paid including interest related to
 discontinued operations                                    $  440                $  376               $ 1,207
                                                            ======                ======               =======
Income taxes paid                                           $1,085                $2,636               $ 1,559
                                                            ======                ======               =======
Business acquisition, net of cash acquired:
 Working capital, other than cash acquired                  $    -                $    -               $   644
 Plant and capital                                                                                       1,314
 Purchase price in excess of the net assets acquired                                                    17,230
 Other assets                                                                                            1,183
 Non-current liabilities                                                                                (1,282)
                                                            ------                ------               -------
Net cash used to acquire Promptus                           $    -                $    -               $19,089
                                                            ======                ======               =======

In connection with the disposal of the E-Group in December 1995, the Company used the cash proceeds of approximately $11,750 to repay the outstanding principal and interest on a bank term loan of $4,100 and repaid the remaining $7,650 against the outstanding principal amount on a bank credit facility. The term loan and credit facility were both used in connection with the acquisition of Promptus.


NOTE 4:  SUPPLEMENTARY FINANCIAL INFORMATION

Inventory consisted of the following:


                                  1997                 1996
                                -------              -------
Raw materials                   $ 9,881              $ 7,441
Work in process                   2,871                3,748
Finished goods                    9,042                7,362
                                -------              -------
Total inventories               $21,794              $18,551
                                =======              =======

Property, plant and equipment consisted of the following:


                                                         1997           1996
                                                      --------       --------
     Land                                             $     12       $     12
     Buildings and improvements                          5,647          4,683
     Machinery and equipment                            22,177         20,549
     Furniture and fixtures                              4,055          3,429
                                                      --------       --------
     Property, plant and equipment, gross               31,891         28,673
     Less:  accumulated depreciation                   (17,091)       (12,699)
                                                      --------       --------
     Property, plant and equipment, net               $ 14,800       $ 15,974
                                                      ========       ========

Accounts payable and accrued liabilities consisted of the following:


                                                        1997           1996
                                                      -------        --------
     Accounts Payable                                 $ 5,032        $  6,700
     Employee compensation                              3,045           3,810
     Federal, local, foreign and other taxes                -           2,759
     Other accrued liabilities                          3,684           3,782
     Accrued severance costs                                -             247
                                                      -------        --------
                                                      $11,761        $ 17,298
                                                      =======        ========

NOTE 5:  CREDIT AGREEMENTS AND RELATED-PARTY NOTE

Through December 1997 the Company had a line of credit agreement with a bank. Interest on outstanding borrowings accrued at prime plus one and one quarter percent, and the line was secured by substantially all the Company's domestic assets. The line of credit agreement expired in December 1997, and as of December 31, 1997 and 1996, there were zero and $4.9 million, respectively, outstanding under this arrangement.

In February 1998, the Company negotiated a new line of credit, subject to activation. However, based on recent financial performance (see Note 13), it is unlikely that this line will be activated.

In February 1997, the Company entered into a Note Purchase Agreement (the "Note") with Telemetrix PLC ("Telemetrix," the Company's majority shareholder). By the terms of the Note, Telemetrix loaned $2,500 to the Company with principal to be repaid in four equal semi-annual installments of $625,000 (plus applicable interest) beginning August 1997 and ending February 1999. Interest accrues at Prime plus 4% (12.5% as of December 31, 1997). The loan is secured by a subordinated security interest in all of the Company's assets. As of December 31, 1997, the outstanding balance on this Note was $1,875. Also, by the terms of the Note and related agreements, the Company granted Telemetrix a warrant to acquire 150,000 shares of GTI common stock at an exercise price of $6 per share. The warrant expires 30 days after the Note is repaid in full.

NOTE 6:  INCOME TAXES

The components of the provision (benefit) for income taxes for the years ended December 31 are as follows:


                               1997                 1996                  1995
                             -------             --------                ------
     Federal
      - current              $     -             $ (2,988)               $ (358)
      - deferred               1,998                1,264                  (762)
     Foreign
      - current               (1,998)               2,031                 1,714
      - deferred                   -               (1,156)                   71
     State and local               -                 (201)                 (159)
                             -------             --------                ------
                             $     -             $ (1,050)               $  506
                             =======             ========                ======

The components of the income tax provision (benefit) were based on the following sources of pre-tax income (loss):


                               1997                  1996                 1995
                             --------             --------             --------
     Total United States     $ (9,129)            $(13,341)            $ (2,289)
     Total Foreign              5,996                4,640                8,985
                             --------             --------             --------
                             $ (3,133)            $ (8,701)            $  6,696
                             ========             ========             ========

The components of the net deferred income tax asset were as follows:


                                                     1997                1996
                                                   -------             --------
     Accelerated depreciation                      $    30             $     51
     Compensation                                       99                  532
     Reserves                                          745                  674
     NOL, capital loss, AMT credit carryovers        5,261                  866
     Miscellaneous accrued expenses                    121                    -
     Other                                             423                   90
     Valuation reserve - capital loss                 (643)                (651)
                                                   -------             --------
                                                   $ 6,036              $ 1,562
                                                   =======             ========

The components of the net deferred income tax liabilities were as follows:


                                                     1997                 1996
                                                   -------               ------
     Accelerated depreciation of foreign assets    $     -               $    -
     Earnings not permanently reinvested             6,472                    -
                                                   -------               ------
                                                   $ 6,472               $    -
                                                   =======               ======

A reconciliation from the Federal income tax provision at the statutory rate to the effective rate is as follows:


                                                        1997            1996         1995
                                                      -------         -------      --------
Statutory Federal tax on income before income taxes   $(1,065)        $(2,958)     $  1,719
Effect of foreign losses with no tax benefit                -               -             -
State income taxes, net of federal benefit                  -            (201)         (191)
Differences between US and foreign tax rates                -             986        (1,050)
Foreign tax refund                                     (1,998)              -             -
Earnings not permanently reinvested                     4,675               -             -
Non-deductible expenses                                   258             748            28
Benefit of NOL carryforward                            (1,870)              -             -
Other                                                       -             375             -
                                                      -------         -------      --------
                                                      $     -         $(1,050)     $    506
                                                      =======         =======      ========

Income tax provision is not recorded for US Federal income taxes on a portion of the undistributed earnings of foreign subsidiaries as such earnings are intended to be permanently reinvested in those operations. Such earnings would become taxable upon the sale or liquidation of these foreign subsidiaries or upon the remittance of dividends. Accumulated undistributed earnings of foreign subsidiaries on which US taxes have not been provided are approximately $37,300, which would result in a related tax liability of $9,300, net of estimated foreign tax credits of $6,700, if such earnings were repatriated.


NOTE 7:  COMMITMENTS AND CONTINGENCIES

Lease Commitments: The Company leases machinery and equipment, computer equipment, office furniture and leased facilities under various operating leases. These leases expire on various dates through 2002. Under the terms of most of the leases, the Company is required to pay all taxes, insurance and maintenance. The total future minimum annual lease payments under these operating lease agreements are as follows:


                 Year Ended
                December 31,
                ------------
                    1998                   $2,366
                    1999                    2,191
                    2000                    1,290
                    2001                      824
                    2002                      640
                 Thereafter                     -
                                           ------
                                           $7,311
                                           ======

Rental expense amounted to $3,468, $2,879 and $3,280 in the years ended December 31, 1997, 1996 and 1995, respectively.

Litigation: In December 1995, a class-action lawsuit was filed in the United States District Court, Southern District of California, against the Company and certain of its officers and directors alleging violations of the Securities Exchange Act of 1934. In November 1996, the court approved a Stipulation of Settlement with prejudice resulting in a release of all claims. The settlement amount, paid by the Company in 1996, was $400.

The Company is involved in various legal proceedings and claims arising in the ordinary course of business, none of which, in the opinion of management, is expected to have a material effect on the Company's consolidated financial position or results of operations.

Change of Control Contingencies: In February 1998, the Company retained investment bankers to assist the Company regarding the identification and investigation of strategic alternatives that might be available to the Company, including a possible sale of the Company. No such strategic transaction has been negotiated to date, and there can be no assurance that any such strategic transactions will be consummated. If a sale of the Company occurs, there can be no assurance regarding the price per share to be received by the Company's shareholders. Also, if a change of control of GTI occurs, the Company will owe stay-on bonuses to certain employees aggregating approximately $1,200 and a success fee to the investment bankers, depending on the price of the strategic transaction, if any.


NOTE 8:  PREFERRED STOCK

The preferred stock is convertible at the discretion of the holder, at a rate of 234.314 shares of common stock per share of preferred stock, into 1,900,287 shares of the Company's common stock. Dividends accrue on this preferred stock at a rate of $35.00 per share per year and are payable quarterly. The preferred shares have a liquidation preference of $1,000 per share and have a par value of $1.00 per share.


NOTE 9:  EARNINGS PER SHARE

The following represents a reconciliation of the numerator and the denominator of the Basic EPS computation to the numerator and denominator of the Diluted EPS computation:



                                              For the year ended           For the year ended             For the year ended
                                               December 31, 1997            December 31, 1996              December 31, 1995
                                          ---------------------------    ----------------------------  ---------------------------
                                          Income            Per share    Income             Per share  Income            Per share
                                          (loss)   Shares    amount      (loss)    Shares    amount    (loss)   Shares    amount
                                          ---------------------------    ----------------------------  ---------------------------
BASIC EARNINGS (LOSS) PER SHARE:
Net loss                                 $(3,133)                       $(21,471)                      $1,946
Less:  preferred stock
  dividend                                  (284)                           (284)                        (284)
                                         -------                        --------                       ------
Loss available for common stockholders    (3,417)  8,973                 (21,755)  8,973                1,662    8,973
Basic income (loss) per share                               $(0.38)                          $(2.42)                      $0.19
                                                            ======                           ======                       =====
DILUTIVE EARNINGS (LOSS) PER SHARE:
Assumed exercise of stock options            -  antidilutive               -  antidilutive                          31
Convertible preferred stock                  -  antidilutive               -  antidilutive                284    1,900
                                         ---------------                ----------------               ---------------
Loss available for common stockholders   $(3,417)  8,973                $(21,755)  8,973               $1,946   10,904
                                         ===============                ================               ===============
Dilutive income (loss) per share                            $(0.38)                          $(2.42)                      $0.18
                                                            ======                           ======                       =====

Implementation of SFAS 128 had no significant impact to the Company's computation of Dilutive EPS relative to its historical calculation of EPS under APB Opinion No. 15.


NOTE 10:  STOCK-BASED COMPENSATION PLANS

Stock Option Plans: The Company has five stock option plans that provide for the granting of either incentive stock options or non-qualified stock options to key employees and non-employee members of the Company's Board of Directors. All current outstanding options are non-qualified stock options. The options granted under these plans are to purchase common stock at not less than fair-market value at the date of grant. Employee options are generally exercisable one year from date of grant in cumulative annual installments of 25%, and they generally fully vest upon a change of control of GTI. Non-employee director options are exercisable in full at the date of grant. The options have terms of five to ten years.

The following summarizes stock options activity for 1997:


                                                                                     Exercise
                                                                Shares             Price Range
                                                              ---------           --------------
Outstanding as of December 31, 1996                             826,250           $5.25 - $35.00
Granted                                                         461,750           $5.50 - $6.38
Exercised                                                             -                        -
Forfeited                                                      (261,625)          $5.25 - $35.00
                                                              ---------           --------------
Outstanding as of December 31, 1997                           1,026,375           $5.25 - $28.75
                                                              =========           ==============
Number of shares exercisable as of December 31, 1997            246,561           $5.25 - $28.75
                                                              =========           ==============
Weighted average fair value of options granted                    $5.69
                                                              =========

The outstanding options expire at various dates through December 2007. As of December 31, 1997, 147,925 shares were available for future grant under all plans.

Additionally, as of December 31, 1997, a warrant was outstanding for 150,000 shares of common stock at an exercise price of $6 per share. This warrant, issued to an affiliated party, expires 30 days after the note payable to said affiliated party is paid in full. The anticipated retirement of said note is February 1999.

As permissible under Statement of Financial Accounting Standards No. 123, the Company accounts for stock options granted as per the methodology prescribed under Accounting Principles Board Opinion No. 25, which recognizes compensation cost based upon the intrinsic value of the equity award. Accordingly, no compensation expense was recognized in the consolidated statement of operations for any equity awards granted during 1997, 1996 and 1995.

The following table represents pro forma net income (loss) and pro forma earnings (loss) per share had the Company elected to account for equity awards using the fair-value-based method beginning with all equity award grants commencing on January 1, 1995. In estimating the pro forma compensation expense for each equity award granted during the years ended December 31, 1997, 1996 and 1995, the Company used the Black Scholes option pricing model, a risk-free interest rate of 6.5%, expected dividend yield of zero, expected option lives of 6.5 years, and expected volatility of 83.2%. The estimated pro forma compensation cost resulting in the pro forma net income (loss) and earnings (loss) per share may not be representative of actual results had the Company accounted for equity awards using the fair-value-based method.


                                              1997                  1996                   1995
                                            -------              --------                 ------
Net income (loss) as reported               $(3,133)             $(21,471)                $1,946
                                            =======              ========                 ======
Pro forma net income (loss)                 $(3,470)             $(21,777)                $1,838
                                            =======              ========                 ======

Basic EPS as reported                        $(0.38)               $(2.42)                $ 0.19
                                            =======              ========                 ======
Pro forma Basic EPS                          $(0.42)               $(2.46)                $ 0.17
                                            =======              ========                 ======

Diluted EPS as reported                      $(0.38)               $(2.42)                $ 0.18
                                            =======              ========                 ======
Proforma Diluted EPS                         $(0.42)               $(2.46)                $ 0.17
                                            =======              ========                 ======

NOTE 11:  EMPLOYEE BENEFIT PLANS

The Company has a defined contribution plan that qualifies as a cash or deferred profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code. The plan is available to substantially all domestic employees. Under the plan, participating employees may defer between 1% and 15% of their pre-tax compensation. The Company contributes 50% for each dollar contributed per employee up to a maximum of 3% of the employee's defined compensation. In addition, the plan provides for an employer profit sharing contribution in such amounts as the Board of Directors may annually determine. The Company also has similar plans for foreign employees which are governed by the laws in the country in which they are established. Company contributions under all plans were $81, $120 and $145 in 1997, 1996 and 1995, respectively. There were no amounts paid relating to the discretionary employer profit sharing contribution in any of these years.

The Company had no other programs that required payment of post-retirement benefits to current or retired employees.


NOTE 12:  SEGMENT INFORMATION AND MAJOR CUSTOMERS

In the year ended December 31, 1997, two customers represented 18% and 13%, respectively, of the Company's consolidated sales. In the year ended December 31, 1996, two customers represented 20% and 10%, respectively, of the Company's consolidated sales. In the year ended December 31, 1995, two customers represented 16% and 14%, respectively, of the Company's consolidated sales.

Through its Valor subsidiary, the Company operates in one industry segment. Valor is a manufacturer and distributor of magnetic-based components, integrated modules, and subsystems for signal processing and power-management functions in networking and internetworking products. Valor products are used principally in the data communications industry by OEMs for local area networks and wide area networks.

The Company operates predominately in the Unites States, the Peoples' Republic of China, the Philippines, Hong Kong and the United Kingdom. Transfers between geographic areas primarily represent intercompany export sales between the related companies. In computing income from continuing operations before income taxes and minority interest, no allocations of general corporate expenses have been made. Identifiable assets include those assets directly identified to those operations in each geographical area. The assets in North America consist of operating assets and goodwill (net of amortization).

GEOGRAPHIC SEGMENTS

                                                                                                    Adjustments
                                                              North                                    and
                                                             America        Asia        Europe      Eliminations     Consolidated
                                                             --------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1997
Sales to unaffiliated customers                              $ 46,044     $ 18,584      $17,963      $      -          $ 82,591
Transfers between geographic segments                               -       57,611            -       (57,611)                -
                                                             ------------------------------------------------------------------
Total Sales                                                  $ 46,044     $ 76,195      $17,963      $(57,611)         $ 82,591
                                                             ==================================================================
Income (loss) before income taxes and minority interest      $(12,180)    $  8,638      $   409      $      -          $ (3,133)
                                                             ==================================================================
Identifiable Assets                                          $ 32,705     $ 42,854      $ 7,395      $      -          $ 82,954
                                                             ==================================================================
YEAR ENDED DECEMBER 31, 1996
Sales to unaffiliated customers                              $ 48,316     $ 36,454      $ 7,763      $      -          $ 92,533
Transfers between geographic segments                               -       54,192          459       (54,651)                -
                                                             ------------------------------------------------------------------
Total Sales                                                  $ 48,316     $ 90,646      $ 8,222      $(54,651)         $ 92,533
                                                             ==================================================================
Income (loss) before income taxes and minority interest      $(10,310)    $    727      $   882      $      -          $ (8,701)
                                                             ==================================================================
Identifiable Assets                                          $ 49,775     $ 37,215      $ 4,534      $      -          $ 91,524
                                                             ==================================================================
YEAR ENDED DECEMBER 31, 1995
Sales to unaffiliated customers                              $ 66,671     $ 33,373      $14,792      $      -          $114,836
Transfers between geographic segments                              (2)      67,846            -       (67,844)                -
                                                             ------------------------------------------------------------------
Total Sales                                                  $ 66,669     $101,219      $14,792      $(67,844)         $114,836
                                                             ==================================================================
Income (loss) before income taxes and minority interest      $ (2,289)    $  7,951      $ 1,034      $      -          $  6,696
                                                             ==================================================================
Identifiable Assets                                          $ 66,364     $ 48,522      $ 2,813      $      -          $117,699
                                                             ==================================================================

Export sales, principally to customers in Canada and Latin America, were $1,109, $908 and $3,048 in the years ended December 31, 1997, 1996 and 1995, respectively. These export sales are included in the North America amounts above.


NOTE 13:  SUBSEQUENT EVENT

The Company's revenues in the first quarter of 1998 were $14,002 (unaudited) compared to $22,393 (unaudited) in the comparable quarter of 1997, and the first quarter 1998 loss was about $5,700 (unaudited, including a restructuring charge of about $1,500, subject to finalization, and the cumulative effect of an accounting change of $899). In response to this adverse trend and for other reasons, the Company has initiated ongoing revenue enhancement and cost reduction programs. However, there can be no assurance that revenues will increase, nor can there be any assurance that the Company will be able to reduce costs in an amount sufficient to offset the negative effects of the revenue decline. While management believes the Company has sufficient financial resources, if revenue levels continue to decline, then the Company may be forced to seek additional financing. There can be no assurance that additional financing will be available in amounts or at terms acceptable to the Company.

In January 1998, the Company retained investment bankers to assist the Company regarding the identification and investigation of strategic alternatives that might be available to the Company, including a possible sale of the Company.
No such strategic transaction has been negotiated to date, and there can be no assurance that any such strategic transaction will be consummated. If a sale of the Company occurs in the short term, it is likely that the sales price to be received by the Company's shareholders will be less than the historical book value reflected in the accompanying December 31, 1997 balance sheet.

NOTE 14:  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

The Company's condensed quarterly results of operations for the years ended December 31, 1997 and 1996 were as follows:


                                                                     First     Second     Third      Fourth
                                                                    Quarter    Quarter   Quarter     Quarter       Total
                                                                    -----------------------------------------------------
YEAR ENDED DECEMBER 31, 1997
Sales                                                               $22,393    $23,011    $19,130     $18,057     $82,591
                                                                    -----------------------------------------------------
Gross Profit                                                          5,884      6,503      3,845       3,195      19,427
                                                                    -----------------------------------------------------
Income (loss) from continuing operations before taxes                   288       (112)    (1,772)     (1,537)     (3,133)
Provision (benefit) from income taxes                                   100        177       (277)          -           -
                                                                    -----------------------------------------------------
Income (loss) from continuing operations                                188       (289)    (1,495)     (1,537)     (3,133)
Income (loss) from discontinued operations, net of income taxes           -          -          -           -           -
Loss on disposal of discontinued operations, net of income taxes          -          -          -           -           -
                                                                    -----------------------------------------------------
Net income (loss)                                                      $188      $(289)   $(1,495)    $(1,537)    $(3,133)
                                                                    =====================================================
BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations                              $0.01     $(0.04)    $(0.17)     $(0.18)     $(0.38)
Income (loss) from discontinued operations                                -          -          -           -           -
Loss on disposal of discontinued operations                               -          -          -           -           -
                                                                    -----------------------------------------------------
Net income (loss) per share                                           $0.01     $(0.04)    $(0.17)     $(0.18)     $(0.38)
                                                                    =====================================================
YEAR ENDED DECEMBER 31, 1996
Sales                                                               $26,618    $23,017    $20,560     $22,338     $92,533
                                                                    -----------------------------------------------------
Gross Profit                                                          5,929      3,689      2,628       4,937      17,183
                                                                    -----------------------------------------------------
Income (loss) from continuing operations before taxes                  (855)    (2,935)    (4,291)       (620)     (8,701)
Provision (benefit) from income taxes                                  (300)      (650)      (100)           -     (1,050)
                                                                    -----------------------------------------------------
Income (loss) from continuing operations                               (555)    (2,285)    (4,191)       (620)     (7,651)
Income (loss) from discontinued operations, net of income taxes      (1,083)      (480)      (936)       (499)     (2,998)
Loss on disposal of discontinued operations, net of income taxes          -          -          -     (10,822)    (10,822)
                                                                    -----------------------------------------------------
Net income (loss)                                                   $(1,638)   $(2,765)   $(5,127)   $(11,941)   $(21,471)
                                                                    =====================================================
BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations                             $(0.07)     (0.26)     (0.47)      (0.08)     $(0.88)
Income (loss) from discontinued operations                            (0.12)     (0.05)     (0.10)      (0.06)      (0.33)
Loss on disposal of discontinued operations                              -          -          -        (1.21)      (1.21)
                                                                    -----------------------------------------------------
Net income (loss) per share                                          $(0.19)    $(0.31)    $(0.57)     $(1.35)     $(2.42)
                                                                    =====================================================

                                 GTI CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                 For the three months ended        For the nine months ended
                                                               ------------------------------    ------------------------------
                                                               September 26,    September 27,    September 26,    September 27,
                                                                   1998             1997             1998             1997
                                                               -------------    -------------    -------------    -------------
Sales                                                            $ 10,235         $ 19,130         $ 34,466         $ 64,534
Cost of sales                                                      10,039           15,285           37,707           48,302
                                                                 --------         --------         --------         --------

Gross profit (loss)                                                   196            3,845           (3,241)          16,232
Operating expenses                                                  3,590            5,450           13,142           16,817
                                                                 --------         --------         --------         --------

Operating profit (loss)                                            (3,394)          (1,605)         (16,383)            (585)

Merger costs                                                          707               --            1,116               --
Loss on sale of securities                                             --               --               --              672
Other expenses (income)                                               (53)             167              (13)             339
                                                                 --------         --------         --------         --------

Income (loss) before income taxes and cumulative
     effect of change in accounting principle                      (4,048)          (1,772)         (17,486)          (1,596)

Provision (benefit) for income taxes                                   --             (277)              78               --
                                                                 --------         --------         --------         --------

Loss before cumulative effect of
     change in accounting principle                                (4,048)          (1,495)         (17,564)          (1,596)

Cumulative effect  of change in accounting
     principle, net of income taxes                                    --               --             (899)              --
                                                                 --------         --------         --------         --------

Net loss                                                         $ (4,048)        $ (1,495)        $(18,463)        $ (1,596)
                                                                 ========         ========         ========         ========


Net loss per share of common stock
    and common stock equivalents:

Basic and diluted loss per share before
     cumulative effect of change in accounting principle         $  (0.46)        $  (0.17)        $  (1.98)        $  (0.20)
Cumulative effect of change in accounting principle                    --               --            (0.10)              --
                                                                 --------         --------         --------         --------
Basic and diluted loss per share                                 $  (0.46)        $  (0.17)        $  (2.08)        $  (0.20)
                                                                 ========         ========         ========         ========


Weighted average number of common shares
     and common stock equivalents - basic and diluted EPS           8,973            8,973            8,973            8,973
                                                                 ========         ========         ========         ========



         The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 GTI CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              September 26,
                                                                   1998          December 31,
                                                               (Unaudited)          1997
                                                              -------------      ------------
Current assets:
     Cash and cash equivalents                                   $  7,259         $  6,967
     Accounts receivable, net                                       6,001           12,061
     Inventories, net                                              10,868           21,794
     Prepaid expenses and other                                     5,023            6,002
                                                                 --------         --------

                Total current assets                               29,151           46,824

Property, plant and equipment, net                                 10,609           14,800
Goodwill and other assets                                          19,490           21,330
                                                                 --------         --------

                                                                 $ 59,250         $ 82,954
                                                                 ========         ========


Current liabilities:
     Accounts payable, accrued and other liabilities             $  7,755         $ 11,761
     Current portion of long-term debt due to affiliate               625            1,250
                                                                 --------         --------

                Total current liabilities                           8,380           13,011

Long-term debt due to affiliate, net of current portion                --              625
Deferred income taxes and other liabilities                         5,781            5,553

Stockholders' equity:
     Preferred stock, $35.00 cumulative convertible,
          8,110 shares issued and outstanding                       8,110            8,110
     Common stock, 8,973,475 shares issued and outstanding            359              359
     Additional paid in capital                                    44,082           44,082
     Retained earnings (deficit)                                   (7,449)          11,227
     Cumulative translation adjustment                                (13)             (13)
                                                                 --------         --------

                Total stockholders' equity                         45,089           63,765
                                                                 --------         --------

                                                                 $ 59,250         $ 82,954
                                                                 ========         ========



         The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 GTI CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                  For the nine months ended
                                                                                ------------------------------
                                                                                September 26,    September 27,
                                                                                    1998             1997
                                                                                -------------    -------------
Cash flows from operating activities:
       Net income (loss)                                                          $(18,463)        $ (1,596)
       Adjustments:
            Depreciation and amortization                                            3,907            4,021
            Impairment of fixed assets due to plant closure                          1,500               --
            Cumulative change in accounting principle - organization costs             899               --
            Loss on sale of securities                                                  --              672
            Change in assets and liabilities:
                 Accounts receivable                                                 6,060             (517)
                 Inventories                                                        10,926           (7,364)
                 Prepaid expenses and other                                            904            4,184
                 Accounts payable, accrued and other liabilities                    (4,006)          (1,738)
                 Other                                                                 553              880
                                                                                  --------         --------
       Net cash flow provided (used) by continuing operations                        2,280           (1,458)
       Net operating cash flow provided by discontinued operations                      75             (701)
                                                                                  --------         --------
Net cash provided (used) by operating activities                                     2,355           (2,159)
                                                                                  --------         --------

Cash flows from investing activities:
       Purchases of property, plant and equipment                                     (600)          (3,172)
       Proceeds from sale of discontinued operations                                    --           11,466
                                                                                  --------         --------
Net cash provided (used) by investing activities                                      (600)           8,294
                                                                                  --------         --------

Cash flows from financing activities:
       Repayment of line of credit, net                                                 --           (2,400)
       Net proceeds (repayment) from long-term debt due to affiliate                (1,250)           1,875
       Preferred stock cash dividend                                                  (213)            (213)
                                                                                  --------         --------
Net cash provided (used) by financing activities                                    (1,463)            (738)
                                                                                  --------         --------

Net change in cumulative translation adjustment                                         --               34
                                                                                  --------         --------

Net increase (decrease) in cash and cash equivalents                                   292            5,431

Cash and cash equivalents - beginning of period                                      6,967            3,219
                                                                                  --------         --------

Cash and cash equivalents - end of period                                         $  7,259         $  8,650
                                                                                  ========         ========



         The accompanying notes are an integral part of these condensed consolidated financial statements.

                        GTI CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 1:  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements reflect the accounts of GTI Corporation (the "Company"), together with its majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

These unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to prevent the information from being misleading. These unaudited condensed consolidated financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations and financial position as of the dates and for the periods presented. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and related notes included in the Company's Form 10-K/A filed with the Securities and Exchange Commission for the year ended December 31, 1997. The results for the interim periods presented are not necessarily indicative of results to be expected for a full year.

Certain prior-year amounts have been reclassified to conform to current-year presentation.

NOTE 2:  SUPPLEMENTAL STATEMENTS OF CASH FLOWS DISCLOSURE

Supplemental cash flow information (unaudited) for the nine months ended September 26, 1998 and September 27, 1997 are summarized as follows:

                                                      For the nine months ended
                                            ------------------------------------------
                                            September 26, 1998      September 27, 1997
                                            ------------------      ------------------
Interest paid                                    $  205                   $  208
                                                 ======                   ======

Income taxes paid                                $   78                   $1,085
                                                 ======                   ======

NOTE 3:  INVENTORIES

Inventories, stated at the lower of cost (first in, first out) or market, are summarized as follows:

                                         September 26, 1998
                                             (Unaudited)            December 31, 1997
                                         ------------------         -----------------
Raw materials                                  $ 5,367                   $ 9,881
Work in process                                  1,029                     2,871
Finished goods                                   4,472                     9,042
                                               -------                   -------

Total inventories                              $10,868                   $21,794
                                               =======                   =======

NOTE 4:  PLANT CLOSURE

In the quarter ended March 28, 1998, the Company decided to combine its two factories in the People's Republic of China ("PRC") into one factory in the PRC. Costs associated with the plant closure of $1,500 consist primarily of the impairment of fixed assets which are now surplus to the operations of the remaining PRC factory. These costs are included in cost of sales in the quarter ended March 28, 1998 and in the nine months ended September 26, 1998.

NOTE 5:  CUMULATIVE EFFECT FROM CHANGE IN ACCOUNTING PRINCIPLE

In the quarter ended March 28, 1998, the Company implemented Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), which requires organization costs to be expensed as incurred. Accordingly, in the first quarter, the Company recorded a charge of $899 as a cumulative effect of change in accounting principle for costs originally related to the organization of the Company's operations in the PRC.

NOTE 6:  NEW ACCOUNTING STANDARD

On January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income," which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distribution to owners. The components for comprehensive income are as follows:

                                      For the three months ended             For the nine months ended
                                   --------------------------------      --------------------------------
                                   September 26,      September 27,      September 26,      September 27,
                                       1998               1997               1998               1997
                                   -------------      -------------      -------------      -------------
Net income (loss)                    $ (4,048)          $ (1,495)          $(18,463)          $ (1,596)
Translation adjustment                     --                 --                 --                 34
                                     --------           --------           --------           --------

Comprehensive income (loss)          $ (4,048)          $ (1,495)          $(18,463)          $ (1,562)
                                     ========           ========           ========           ========

NOTE 7:  MERGER AGREEMENT

On May 26, 1998, the Company executed an Agreement and Plan of Merger (the "Agreement") whereby all of the outstanding GTI common and preferred stock will be transferred to a subsidiary of Technitrol, Inc. in exchange for $3.10 cash per GTI common share and $726.37 cash per GTI preferred share. The closing of this transaction is subject to certain conditions, all of which the Company believes it has met. However, until recently, Technitrol had refused to close the merger transaction, citing certain alleged material breaches of representations and warranties made by the Company in the Agreement, which the Company has denied. On September 10, 1998, the Company filed suit in the Delaware Chancery Court seeking a court order, among other things, requiring Technitrol to close the merger transaction.

On November 3, 1998, Technitrol and the Company announced publicly that the disagreements discussed above had been resolved and that the closing of the merger is expected to occur on or about November 16, 1998.